As filed with the Securities and Exchange Commission on December 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANTANDER HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Virginia	6035	23-2453088
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

75 State Street

Boston, Massachusetts 02109

(800) 493-8219

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Yoshida

Chief Legal Officer

SANTANDER HOLDINGS USA, INC.

75 State Street

Boston, Massachusetts 02109

(800) 493-8219

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard K. Kim, Esq.

Mark F. Veblen, Esq.

Kathryn Gettles-Atwa, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as the registrant may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

SANTANDER HOLDINGS USA, INC.

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

Santander Holdings USA, Inc. (“we,” the “Company” or “SHUSA”) and/or one or more selling security holders to be identified in the future may offer to sell the securities in any combination from time to time in one or more offerings and in one or more classes or series.

We and/or one or more selling security holders will offer the securities in amounts, at prices and on terms to be determined at the time of sale as set forth in the applicable prospectus supplement (each a “prospectus supplement”) to this prospectus. The prospectus supplement may add, update or change information contained in this prospectus.

We and/or one or more selling security holders to be identified in the future may offer and sell these securities to or through one or more underwriters, dealers and agents, including Santander US Capital Markets LLC (“SanCap”), or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 2 of this prospectus, in any prospectus supplement relating to an offering of these securities, and in the documents we file with the Securities and Exchange Commission (the “SEC”) before investing in our securities.

This prospectus may not be used to consummate the sale of securities unless accompanied by a prospectus supplement.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The date of this prospectus is December 15, 2023.

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus we use the terms the “Company,” “SHUSA,” “we,” “us” and “our” to refer to Santander Holdings USA, Inc.

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under the shelf registration process, using the prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with any additional information described under the heading “Available Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The registration statement filed with the SEC which contains this prospectus, including the exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website, which is provided under the heading “Available Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

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AVAILABLE INFORMATION

The Company is required to file annual, quarterly and current reports and other information with the SEC. The Company’s filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is part of a registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Company incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	Current Reports on Form 8-K filed on March 9, 2023, June 12, 2023, June 15, 2023, June 30, 2023 and November 9, 2023; and

•

All documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request copies of these documents by visiting our website at http://www.santanderus.com, by contacting us at Santander Holdings USA, Inc., 75 State Street, Boston, Massachusetts 02109 or by phone at (800) 493-8219. The information on, or accessible from, our website is not incorporated by reference into this prospectus.

Statements contained in this prospectus or in any document incorporated by reference herein as to the contents of any contract or other document referred to in this prospectus or in any document incorporated by reference therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by the Company or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations

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and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

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FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of the Company. The Company may from time to time make forward-looking statements in its filings with the SEC and in other communications by the Company, including this prospectus, which are made in good faith by the Company pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the statements made by the Company, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “will,” “would,” “believes,” “expects,” “anticipates,” “estimate,” “intends,” “plans,” “assume,” “goal,” “seek,” “can,” “predicts,” “potential,” “projects,” “continuing,” “ongoing,” and similar expressions are intended to indicate forward-looking statements.

Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors and assumptions, some of which are beyond the Company’s control.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated into this prospectus by reference (and in any of our filings with the SEC that are so incorporated). See “Available Information” above for information about how to obtain copies of these filings.

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SUMMARY

This summary highlights selected information about the Company and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we may offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer, in one or more offerings and from time to time, debt securities, preferred stock and depositary shares. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and will describe risks associated with an investment in the securities in addition to those noted in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where material, information about material U.S. federal income tax considerations relating to the securities.

The Company

SHUSA is the parent holding company of Santander Bank, N.A. (“Santander Bank”), a national banking association; Santander Consumer USA Holdings Inc. (“SC”), a consumer finance company headquartered in Dallas, Texas; Banco Santander International, a financial services company headquartered in Miami, Florida that offers a full range of banking services to foreign individuals and corporations based primarily in Latin America; SanCap, an institutional broker-dealer headquartered in New York, which has significant capabilities in market making via an experienced fixed-income sales and trading team and a focus on structuring and advisory services for asset originators in the real estate and specialty finance markets; Santander Securities LLC (“SSLLC”), a broker-dealer headquartered in Boston, Massachusetts; and several other subsidiaries. SHUSA is headquartered in Boston and Santander Bank’s home office is in Wilmington, Delaware. SSLLC is a registered investment adviser with the SEC. SHUSA’s two largest subsidiaries by asset size and revenue are Santander Bank and SC. SHUSA is a wholly-owned subsidiary of Banco Santander, S.A (“Banco Santander”).

The principal executive office of the Company is 75 State Street, Boston, Massachusetts 02109, and the telephone number for the principal executive office is (800) 493-8219.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS

The Company intends to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to the “Company,” “SHUSA,” “we,” “our” and “us” refer only to Santander Holdings USA, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This Section Is Only a Summary

The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed the senior debt indenture and will file a copy of the subordinated debt indenture, when executed, with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Available Information” above for information on how to obtain copies of such indentures.

This section and your prospectus supplement summarize the material terms of the indentures, where applicable, and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security.

Debt Securities May Be Senior or Subordinated

We may issue from time to time senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or property or assets of our subsidiaries. Thus, unless otherwise specified, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below, and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

The senior debt indenture does not, and the subordinated debt indenture will not, limit our ability to incur additional senior indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities will each be governed by a document called an “indenture.” The senior debt securities will be governed by the Senior Debt Indenture, dated as of April 19, 2011, between SHUSA and Deutsche Bank Trust Company Americas, as trustee, which we refer to as the “senior debt base indenture,” filed as Exhibit 4.1 to the registration statement of which this prospectus is a part, as amended by the Eighth Supplemental Indenture, dated as of March 1, 2017, between SHUSA and Deutsche Bank

Trust Company Americas, as trustee, which we refer to as the “eighth supplemental indenture,” filed as Exhibit 4.2 to the registration statement of which this prospectus is a part. We refer to the senior debt base indenture as amended by the eighth supplemental indenture as the “senior debt indenture.” The subordinated debt securities will be governed by a Subordinated Debt Indenture between SHUSA and a trustee to be determined at a later date, which we refer to as the “subordinated debt base indenture,” as well as by one or more supplemental indentures or other instruments which will modify the subordinated debt base indenture to provide the terms governing the subordination of any subordinated debt securities issued thereunder to senior indebtedness of the Company, if other than as set forth in the subordinated debt base indenture. We refer to the “subordinated debt base indenture” and any such supplemental indenture or other instrument together as the “subordinated debt indenture.” We refer to the senior debt indenture and the subordinated debt indenture together as the “indentures.” We will file the subordinated debt indenture, when executed, with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part. See “Available Information” above for information on how to obtain a copy of the subordinated debt indenture when it is filed. The indentures will be substantially identical, except for the covenant described below under “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries,” which will be included only in the senior debt indenture, and the provisions relating to subordination, which will be included only in the subordinated debt indenture.

The trustee under the senior debt indenture has, and under the subordinated debt indenture will have, two main roles:

•

first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “— Covenant Breach, Default, Remedies and Waiver of Default.”

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship With the Trustee” below for more information about the trustee.

When we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We May Issue Many Debt Securities or Series of Debt Securities

We may issue many distinct debt securities or series of debt securities under either of the indentures. This section summarizes terms of the debt securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that debt indenture, but also to “reopen” previously issued debt securities and issue additional debt securities of the same series, with the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price. We will describe the specific terms of your debt securities in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

Neither of the indentures limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. We may issue debt securities and other securities at any time without your consent and without notifying you.

The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described below under “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries.”

Our senior debt securities will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. Unless otherwise specified, any of our subordinated debt securities will be our unsecured subordinated obligations.

The Indentures Do Not Limit Our Indebtedness, Prevent Dividends or Generally Prevent Highly Leveraged Transactions

The indentures do not:

•	limit the amount of unsecured indebtedness which we or any subsidiary may incur; or

•	limit the payment of dividends by us or our acquisition of any of our equity securities.

When we say “subsidiary,” we mean any person a majority of the combined voting power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by the Company or one or more other subsidiaries of the Company as the case may be. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a person that is not a corporation, ordinarily to appoint or approve the appointment of persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.

Except as may be included in a supplemental indenture covering a specific series of offered debt securities and described in the applicable prospectus supplement and except for the covenants described below under “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries” and “— Mergers and Similar Transactions” there are no covenants or any other provisions which may afford holders of debt securities protection in the event of a highly leveraged transaction which may or may not result in our change of control.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal of your debt security may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt security. The day on which the principal of your debt security actually becomes due, whether at the stated maturity or otherwise, is called the “maturity” of the principal. You will receive the principal amount of your debt security at maturity (plus accrued and unpaid interest, if any), unless your prospectus supplement specifies another amount.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Ratings

Any ratings on the debt securities will be monitored by the applicable rating agencies while the debt securities are outstanding. Ratings on the debt securities may be lowered, qualified, or withdrawn at any time. A rating is based on each rating agency’s independent evaluation of the debt securities and of the Company. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or withdrawal of a rating, by any other rating agency.

Holding Company Status

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries, including Santander Bank, are restricted by net capital requirements under applicable banking regulations.

Governing Law

The senior debt indenture is, and the subordinated debt indenture and the debt securities will be, governed by New York law, without regard to principles of conflicts of law.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to a firm that we name in your prospectus supplement, unless other arrangements have been made between you and us. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities.”

Form of Debt Securities

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Types of Debt Securities

We may issue any of the types of senior debt securities or subordinated debt securities described below. A debt security may have elements of each of the types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement.

Each fixed rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months day count convention, unless your prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at a rate per annum determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities.”

Calculation Agent. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as SanCap. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. Unless otherwise specified in the applicable prospectus supplement, we will initially appoint SanCap as calculation agent for all the floating rate debt securities. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Calculation of Interest. For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including an interest payment date (or, with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable prospectus supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 (ISDA) day count convention).

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to any debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of SHUSA.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

Any indexed securities that we issue will be cash settled only.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices and about the terms on which the security may be settled. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and will have sole discretion in doing so. The calculation agent may be SanCap or another of our affiliates.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	whether it is a senior debt security or a subordinated debt security;

•	the aggregate principal amount of your debt security or the debt securities of the same series, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your debt security;

•	the issue price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security or any combination thereof;

•	if your debt security is a fixed rate debt security, a rate per annum at which your debt security will bear interest, if any, and the interest payment dates;

•

if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate, the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•

if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate those amounts, if any, and the terms on which your debt security will be paid;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•

if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

•

the depositary for your debt security, if other than DTC (as defined herein), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•

if applicable, the circumstances under which we will pay additional amounts in respect of any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

Market-Making Transactions

If you purchase your debt security in a market-making transaction, you will receive information about the issue price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which SanCap or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security. See “Plan of Distribution” below.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “— Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We, SanCap or our other affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not SHUSA, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the underlying debt indenture with respect to that series. The successor entity must be validly organized or validly existing under the laws of the United States or any political division thereof.

•

Immediately after the transaction and treating any indebtedness which becomes our obligation or that of our subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Covenant Breach, Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets. While we are currently a wholly-owned subsidiary of Banco Santander, there is no requirement that we remain a subsidiary.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as such term will be defined in the subordinated debt indenture, including all debt securities we will issue under the senior debt indenture.

The subordinated debt indenture will define “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, as well as all obligations to depositors and other creditors. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. For a description of these modifications, see the applicable prospectus supplement.

The subordinated debt indenture will provide that, unless all principal of and any premium or interest on the senior indebtedness of us has been paid in full, no payment or other distribution by us may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any of our senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any such senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any of our subordinated debt securities has been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions will prevent us from making any payment when due on the subordinated debt securities of any series or related guarantees, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The subordinated debt indenture will allow the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries

In the senior debt indenture, we agree that we will not, and will not permit any subsidiary to, sell, assign, pledge, transfer or otherwise dispose of, or permit any Designated Subsidiary, as defined below, to issue, any shares of voting stock of, or any securities convertible into voting stock of, any Designated Subsidiary or any shares of voting stock of any subsidiary owning, directly or indirectly, in whole or in part, voting stock of any Designated Subsidiary, except:

•

any sale, assignment, pledge, transfer or other disposition or issuance made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director;

•

any sale, assignment, pledge, transfer or other disposition or issuance if, after giving effect to such disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into voting stock, we would own directly or indirectly through other subsidiaries not less than 80% of the shares of each class of voting stock of any Designated Subsidiary;

•	any sale, assignment, pledge, transfer or other disposition or issuance made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction;

•

any sale by any Designated Subsidiary of additional shares of voting stock to its stockholders at any price, so long as (i) prior to such sale, we own, directly or indirectly, shares of the same class, and (ii) immediately after such sale, the percentage of the shares of such class of voting stock we own shall not have been reduced; or

•

any merger or consolidation of any Designated Subsidiary with any banking institution organized under the laws of the United States, any state thereof or the District of Columbia, so long as (i) after giving effect to such merger or consolidation we would own directly or indirectly through other subsidiaries not less than 80% of the shares of each class of voting stock of such other banking institution, and (ii) immediately after giving effect thereto and treating any such resulting bank thereafter as a Designated Subsidiary for purposes of the senior debt indenture, no covenant breach or event of default, and no event which, after notice or lapse of time or both, would become a covenant breach or event of default, shall have happened and be continuing.

“Designated Subsidiary” means each of (i) Santander Bank, N.A., a national banking association, and (ii) Santander Consumer USA Inc., an Illinois corporation.

The subordinated debt indenture will not include the promise described in the preceding paragraph.

Except as noted above, none of the indentures restricts our ability to put liens on our interests in our subsidiaries other than the Designated Subsidiaries, nor do the indentures restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries other than the Designated Subsidiaries.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security and guarantee endorsed thereon. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities and guarantees endorsed on such debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•

we must deposit in trust for the benefit of all holders of those debt securities money or a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•

there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current U.S. federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security;

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restriction on liens described under “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries” above and any other restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must do both of the following:

•

we must deposit in trust for the benefit of the holders of those debt securities money or a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, both conditions described in the last bullet point under “— Full Defeasance”

above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

•

if your debt security is a senior debt security, the promise by us not to create liens on our equity ownership interests in certain of our subsidiaries described above under “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries”;

•	any additional covenants that your prospectus supplement may state are applicable to your debt security; and

•	the events of default resulting from a breach of covenants, described below in the first bullet point under “— Covenant Breach, Default, Remedies and Waiver of Default — Covenant Breach.”

Any right we have to redeem will survive covenant defeasance with regard to those debt securities.

If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Covenant Breach, Default, Remedies and Waiver of Default

You will have special rights if a covenant breach or event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Covenant Breach

Unless your prospectus supplement says otherwise, when we refer to a covenant breach with respect to any series of debt securities, we mean any of the following:

•

we remain in breach of any covenant we make in the indenture for the benefit of the relevant series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities then outstanding;

•

we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement; or

•	if the applicable prospectus supplement provides that any additional covenant breach applies to the series, and that covenant breach occurs.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series within 30 days after the due date;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur under U.S. federal or state law; or

•	if the applicable prospectus supplement provides that any additional event of default applies to the series, and that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies If a Covenant Breach or Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of a covenant breach or event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If a covenant breach or event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant debt indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability, which may include providing collateral security. This is called an indemnity. If the trustee is provided with an indemnity satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable debt indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•

the holder of your debt security must give the trustee written notice that a covenant breach or event of default has occurred, and the covenant breach or event of default must not have been cured or waived;

•

the holders of not less than 25% in principal amount of outstanding debt securities of your series must make a written request that the trustee take action because of the covenant breach or event of default, and they or other holders must offer to the trustee indemnity satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during these 60 days, the holders of a majority in aggregate principal amount of the outstanding debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the outstanding debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive a default for all debt securities of that series. If this happens, the default and any covenant breach or event of default arising therefrom will cease to exist. No one can waive a payment default on a particular debt security, however, without the approval of the particular holder of that debt security.

We Will Give the Trustee Information About Defaults Annually

We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the relevant indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Modification of the Indentures and Waiver of Covenants

There are four types of changes we can make to the indentures and the debt securities or series of debt securities issued under a particular debt indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of the holder of each debt security affected by the change under the applicable indenture. Here is a list of those types of changes:

•	changing the stated maturity for any principal or interest payment on a debt security;

•	reducing the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a debt security;

•	permitting redemption of a debt security if not previously permitted;

•	impairing any right a holder may have to require repayment of its debt security;

•	changing the currency of any payment on a debt security;

•	changing the place of payment on a debt security;

•	impairing a holder’s right to sue for payment of any amount due on its debt security;

•

reducing the percentage in principal amount of the outstanding debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or a different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

•

reducing the percentage in principal amount of the outstanding debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or a different series or less than all of the debt securities of a series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

changing the provision of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. We do not need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions

The subordinated debt indenture will provide that we may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of our then outstanding senior indebtedness who would be adversely affected. In addition, the subordinated debt indenture will provide that we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to either the senior debt indenture or the subordinated debt indenture and the debt securities issued under either such indenture would require the following approval:

•	if the change affects only particular debt securities within a series, it must be approved by the holders of a majority in principal amount of the outstanding debt securities affected; or

•

if the change affects multiple debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all outstanding debt securities affected by the change, with all such affected debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

This would mean that modification of terms with respect to certain debt securities of a series could be effectuated under any indenture without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in any indenture. Our covenants include the promises we make about merging and putting liens on our interests in the

Designated Subsidiaries which we describe above under “— Mergers and Similar Transactions” and “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries,” and which, in the latter case, are only for the benefit of the holders of senior debt securities. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change a debt indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under any indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities or the outstanding debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such debt securities or the debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if:

•	it has been surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “— Defeasance and Covenant Defeasance — Full Defeasance”; or

•	we or one of our affiliates is the owner.

Special Class Voting Rights

We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected debt securities or all affected series voting together as a single class. Any such debt securities or series of debt securities would be entitled to vote together with all other affected debt securities or affected series voting together as one class, and would also be entitled to vote separately as one class only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant debt securities or the relevant series. For debt securities or series of debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For debt securities or series of debt securities that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other debt securities or series of debt securities having special rights. We may issue series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series of debt securities.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•

for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set a record date for the purpose of determining the holders that are entitled to take action under a particular indenture. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of holders furnished by the trustee prior to such solicitation.

Form, Exchange and Transfer of Debt Securities

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our transfer agent for registering senior debt securities in the names of holders and transferring and replacing debt securities and will do the same with respect to subordinated debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream (each as defined herein) — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary — DTC, Euroclear or Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 preceding that interest payment date. Unless we specify otherwise in the applicable prospectus supplement, the regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, and unless specified otherwise in your prospectus supplement, the regular record date relating to an interest payment date for any debt security in book-entry or global form will be the day immediately prior to the day on which the interest payment is to be made (as such payment day may be adjusted under the applicable business day convention). This prior day will be the record date whether or not it is a business day.

Unless we specify otherwise in this prospectus or in the applicable prospectus supplement, the term “days” refers to calendar days.

Business Days

One or more of the following business day definitions will apply to any debt security:

“Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor system, is open for business.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close.

“New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Additional business days not defined above may apply to any debt security and will be described in the applicable prospectus supplement.

Business Day Conventions

As specified in the applicable prospectus supplement, one of the following business day conventions may apply to any debt security with regard to any relevant date other than one that falls on the maturity:

“Following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

“Modified following business day convention” means, for any relevant interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. Interest reset dates and interest periods also are not adjusted for non-business days.

“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date. Interest reset dates and interest periods also are not adjusted for non-business days.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to a debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check or via wire transfer at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed or wire transfer is completed.

Alternatively, if a non-global debt security has a principal amount of at least $1,000,000 (or the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our or its control — such as the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select SanCap or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless specified otherwise in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and, unless otherwise specified in the applicable prospectus supplement, no interest will accrue on the postponed amount from the original due date to the next business day. The term business day has a special meaning, which we describe above under “— Payment and Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

Deutsche Bank Trust Company Americas is also one of a number of banks with which we maintain ordinary banking relationships and from which we may have obtained credit facilities and lines of credit. Deutsche Bank Trust Company Americas is the Fiscal and Paying Agent with respect to certain of the Bank’s debt securities and acts as trustee with respect to the Company’s outstanding notes issued under the senior debt indenture.

If the trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indentures. To the extent permitted by the Trust Indenture Act, the trustee will not be deemed to have a conflicting interest by virtue of being a trustee under the indentures with respect to securities of more than one series or a trustee under any other indenture, a fiscal agent under any fiscal agency agreement or a warrant agent under any warrant agreement, of the Company.

Under the senior debt indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

DESCRIPTION OF OTHER SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•	preferred stock of the Company; and

•	depositary shares to be evidenced by depositary receipts, representing a fractional interest of a share of preferred stock of the Company.

We will set forth in the applicable prospectus supplement a description of the preferred stock and depositary shares which may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

Who Is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise specified in any prospectus supplement, we will issue each security in book-entry form only. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the documentation pursuant to which the securities will be issued, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make any payments on the securities to the depositary. The depositary passes along any payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors may not own securities directly. Instead, they may own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors may be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make any payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture in connection with any debt security and any other third parties employed by us or the trustee or in any similar capacity, run only to the holders of the securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, in the case of debt securities, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We may issue each security in book-entry form only. Any security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking S.A., which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. Neither we nor the trustee will have any responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

VALIDITY OF OFFERED SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of any offered securities will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York, and certain legal matters relating to Virginia law will be passed upon for the Company by McGuireWoods LLP, Richmond, Virginia.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Pierpont Capital Holdings LLC because it was acquired by the Company in a purchase business combination during 2022) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We and/or one or more selling security holders may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

From time to time, we and/or one or more selling security holders may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We and/or one or more selling security holders may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We and/or one or more selling security holders may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates (including SanCap), as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

Market-Making Resales by Affiliates

This prospectus may be used by SanCap in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, SanCap may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, SanCap may act as principal or agent, including as agent for the counterparty in a transaction in which SanCap acts as principal, or as agent for both counterparties in a transaction in which SanCap does not act as principal. SanCap may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Our other affiliates or other affiliates of Banco Santander may also engage in transactions of this kind and may use this prospectus for this purpose.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that SanCap or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering (which may include SanCap) may make a market in those securities. However, none of them is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, an offering of securities refers to the initial offering of the securities made in connection with their original issuance, and does not refer to any subsequent resales of securities in market-making transactions.

SANTANDER HOLDINGS USA, INC.

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the estimated expenses (other than underwriting discounts and commissions) expected to be incurred by us in connection with the offering registered hereby. All such expenses are estimates, other than the filing fees payable to the SEC.

SEC registration fee	(1)
Federal taxes	*
State taxes and fees	*
Trustee and Transfer Agent fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

(1)	Pursuant to Rules 456(b) and 457(r), the Company is deferring payment of the registration fee.
*	Expenses will depend upon the total number of issuances and the value or number of the securities that may be issued. Accordingly, these expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

As permitted by the Virginia Stock Corporation Act, our articles of incorporation provide that in any proceeding brought by or in the right of the Company or brought by or on behalf of shareholders of the Company, no director or officer of the Company shall be liable to the Company or our shareholders for monetary damages with respect to any transaction, occurrence, or course of conduct, except for liability resulting from the individual’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Our articles of incorporation provide that we will indemnify (1) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Company or brought by or on behalf of the shareholders of the Company, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or of Santander Bank, or of any legal entity directly or indirectly owned or controlled by Santander Bank, or (2) any director, officer, employee or agent who is or was serving at the request of the Company or Santander Bank as a director (including a member of any advisory board), trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with or as a result of such proceeding unless he or she engaged in willful misconduct or a knowing violation of the law. A person is considered to be serving an employee benefit plan at the Company’s request if his or her duties to the Company or Santander Bank may also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. We will also indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was a director of a subsidiary of the Company other than Santander Bank or of any legal entity directly or indirectly owned or controlled by Santander Bank against any liability incurred by him or her in connection with or as a result of such proceeding unless he or she engaged in willful misconduct or a knowing violation of the law, to the extent (i) all other indemnification rights available to that person have been exhausted, and (ii) any such liability has not been fully indemnified.

Unless a determination has been made that indemnification is not permissible, the Company shall make advances or reimburse the expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding if the applicant furnishes the Company with a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct required under our articles of incorporation.

Our board of directors is empowered, by majority vote of a quorum consisting of disinterested directors, to enter into a contract to indemnify any director, officer, employee or agent in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

We have been informed that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Under our articles of incorporation, we also have the power to purchase and maintain insurance for directors, officers, employees and agents. We and our subsidiaries are covered by liability insurance policies which indemnify our and our subsidiaries’ directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers, or trustees, subject to limitations and conditions as set forth in the policies. The foregoing discussion of our articles of incorporation and Virginia law is not intended to be exhaustive and is qualified in its entirety by such articles of incorporation or law.

Item 16.	Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Item 17	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement for Debt Securities.

1.2*	Form of Underwriting Agreement for Preferred Stock.

1.3*	Form of Underwriting Agreement for Depositary Shares.

3.1	Articles of Amendment of Santander Holdings USA, Inc.

4.1	Senior Debt Indenture (including Form of Senior Debt Security), between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.1 to Santander Holdings USA, Inc.’s Current Report on Form 8-K filed April 19, 2011).

4.2	Eighth Supplemental Indenture, between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.2 to Santander Holdings USA, Inc.’s Current Report on Form 8-K filed March 1, 2017).

4.3*	Form of Subordinated Debt Indenture (including Form of Subordinated Debt Security), between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

4.4*	Form of Certificate of Designations for Preferred Stock.

4.5*	Form of Deposit Agreement for Depositary Shares.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

5.2	Opinion of McGuireWoods LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.3	Consent of McGuireWoods LLP (included in Exhibit 5.2).

24.1	Power of Attorney (Included on Signature Page).

25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Debt Indenture.

107	Filing Fee Table.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 15, 2023.

SANTANDER HOLDINGS USA, INC.

By:	/s/ Timothy H. Wennes
Name:	Timothy H. Wennes
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of Santander Holdings USA, Inc., hereby nominates, constitutes and appoints Timothy H. Wennes, Brian R. Yoshida and Gerard A. Chamberlain, or either of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy H. Wennes Timothy H. Wennes	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2023

/s/ Juan Carlos Alvarez de Soto Juan Carlos Alvarez de Soto	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 15, 2023

/s/ David L. Cornish David L. Cornish	Executive Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	December 15, 2023

/s/ T. Timothy Ryan, Jr. T. Timothy Ryan, Jr.	Director and Chairman of the Board	December 15, 2023

Mahesh Aditya	Director

Ana Botín	Director

/s/ Alan Fishman Alan Fishman	Director	December 15, 2023

/s/ Juan Guitard Juan Guitard	Director	December 15, 2023

/s/ Edith Holiday Edith Holiday	Director	December 15, 2023

José M. Linares	Director

Signature	Title	Date

Paula Madoff	Director

/s/ Javier Maldonado Javier Maldonado	Director	December 15, 2023

Guy Moszkowski	Director

/s/ William Muir William Muir	Director	December 15, 2023

/s/ Tina Reich Tina Reich	Director	December 15, 2023

/s/ Christiana Riley Christiana Riley	Director	December 15, 2023

Laura Rogers	Director

/s/ Henri-Paul Rousseau Henri-Paul Rousseau	Director	December 15, 2023

/s/ Mark Werner Mark Werner	Director	December 15, 2023